UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2009

POWER3 MEDICAL PRODUCTS, INC.
(Exact name of registrant specified in charter)

New York	000-24921	65-0565144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices)  (Zip Code)

(281) 466-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2009, the Board of Directors of Power3 Medical Products, Inc. (the “Company”) appointed John P. Ginzler as Chief Financial Officer of the Company.  Mr. Ginzler replaces Helen R. Park, the Company’s interim Chief Executive Officer, who had been serving as interim Chief Financial Officer of the Company since December 12, 2008.

Mr. Ginzler previously served as Vice President, Finance of Critical Care Systems, Inc., a national provider of infusion therapies, from April 2006 to April 2009.  From March 2005 to April 2006, Mr. Ginzler served as the Director of Accounting, and from June 2003 to March 2005 he served as Assistant Controller, for Critical Care Systems.  Mr. Ginzler has over 20 years of accounting and financial experience in the medical industry.   Mr. Ginzler has an MBA in Entrepreneurship, cum laude, from Babson College and a BS in Accounting, summa cum laude, from Northeastern University.

Mr. Ginzler has no family relationship with any current director or executive officer of the Company.  Mr. Ginzler is currently neither a party to nor participates in any material plan, contract or arrangement with the Company in connection with his appointment as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/Ira L. Goldknopf
Name:	Ira L. Goldknopf
Title:	President and Chief Scientific Officer

Dated: May 4, 2009